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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): November 2, 2000


                          TAPISTRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


Georgia                          0-20309                 58-1684918
(State or other                  (Commission             (IRS Employer
jurisdiction                     File Number)            Identification No.)
of incorporation)


       6203 Alabama Highway; Ringgold, Georgia                30736-1067
       (Address of principal executive offices)               (Zip Code)


                                 (706) 965-9300
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

         The members of the Board of Directors of Tapistron International, Inc. authorized the issuance of additional shares of its $.0004 par value common stock. Computershare Investor Services, which is the transfer agent for Tapistron, will issue an amount of stock to each named Option #2 Class 7 unsecured creditor as agreed to under the Chapter 11 bankruptcy proceedings. The increase in the outstanding shares of Tapistron common stock will not exceed 3,323,720 shares.

         Tapistron International, Inc. emerged from Chapter 11 protection on January 22, 1998. This action satisfies the final liability as required by the amended and restated plan of reorganization.
















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                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  Tapistron International, Inc.
                                                  -----------------------------
                                                  (Registrant)




Date:  November 2, 2000                           By  /s/ Floyd S. Koegler, Jr.
                                                      -------------------------
                                                  Floyd S. Koegler, Jr.
                                                  (Signing on behalf of the
                                                  registrant as Vice-President
                                                  and Chief Financial Officer)